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                                                                    EXHIBIT 10.1

                            STOCK ELECTION AGREEMENT


         STOCK ELECTION AGREEMENT, dated this 27th day of September, 2000, by and among CHRISTOPHER J. WEILER and ALLAN OUTLAW (each, a "Stockholder" and, collectively, the "Stockholders"), and U.S. TECHNOLOGIES INC., a Delaware corporation ("USXX").

                                    RECITALS:

         WHEREAS, the Stockholders currently beneficially own (as such term is used under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder) the shares of common stock, par value $0.01 per share ("Shares"), and options, warrants or similar rights to acquire shares (collectively, "Options") of On-Site Sourcing, Inc., a Delaware corporation ("ONSS"), shown on Schedule A; and

         WHEREAS, as a condition of entering into the Agreement and Plan of Merger, made as of the date hereof, by and among USXX, USXX Acquisition Corporation and ONSS (the "Merger Agreement"), USXX has requested that each of the Stockholders agree, and each of the Stockholders have agreed, to forego their right to receive Cash Consideration and agree to elect to receive solely Stock Consideration for any Shares held by them as of the Effective Time;

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. Agreement to Elect Stock Consideration. Each Stockholder irrevocably agrees, for purposes of the Merger, to elect to receive solely Stock Consideration in exchange for any shares of ONSS Common Stock held by them as of the Effective Time of the Merger. The election made hereby shall not be terminated by any act of the Stockholder or by operation of law, or by the occurrence of any other event or events.

         2. Transfers. Each Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares, Options or any interest therein or enter into any contract, option or other agreement or arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Shares, Options or any interest therein to any person, unless prior to any such Transfer the transferee of such Shares, Options agrees to be subject to the provisions of this Agreement.


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         3.       Representations and Warranties of the Stockholders. Each
                  Stockholder, as to such Stockholder, hereby represents and warrants to, and covenants with, USXX as follows:

                  (a) The Stockholder beneficially owns the number of Shares and Options shown opposite the Stockholder's name on Schedule A free and clear of any and all liens, charges, encumbrances, covenants, conditions, restrictions, voting trust arrangements (other than the Voting Agreement and Irrevocable Proxy of even date herewith entered into in connection with the Merger Agreement), options and adverse claims or rights whatsoever, except as granted hereby or as would have no adverse effect on this Agreement and/or the election effected hereby. The Stockholder does not own of record or beneficially any shares of capital stock of ONSS or other securities representing or convertible into shares of capital stock of ONSS except as set forth in the preceding sentence. Any Shares or Options acquired after the date hereof by any Stockholder shall become subject to this Agreement and the election made hereby;

                  (b) The Stockholder has the full right, power and authority to enter into this Agreement and to make an irrevocable election with respect to the Shares owed by him; there are no options, warrants, calls, commitments or agreements of any nature whatsoever pursuant to which any person will have the right to purchase or otherwise acquire the Shares and Options owned by the Stockholder except as would, if exercised, require such purchaser or acquiror to abide by this Agreement and the election made hereby with respect thereto;

                  (c) The Stockholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution, delivery or performance of this Agreement by the Stockholder;

                  (d) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject only to (i) the effect of bankruptcy, insolvency, reorganization or moratorium laws or other laws generally affecting the enforceability of creditors' rights and (ii) general equitable principles which may limit the right to obtain specific performance or other equitable remedies; and

                  (e) The Stockholder will take all commercially reasonable action necessary in order that its representations and warranties set forth in this Agreement


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                  shall remain true and correct.

         4. Stockholders' Covenants. Each Stockholder shall not enter into any agreement or take any action that would limit the rights of any holder of the Shares to exercise fully the right to receive Stock Consideration, that would be in conflict with this Agreement or the election made hereby.

         5. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         6. Assignment. This Agreement shall not be assigned or delegated by any party hereto, except that USXX may transfer its rights hereunder to any wholly-owned subsidiary of USXX, and except that any assignment of any of the Shares and Options by any Stockholder shall require that such Shares and Options remain subject to this Agreement and the election made hereby. This Agreement shall be binding upon and inure to the benefit of USXX and its successors and assigns and shall be binding upon and inure to the benefit of the Stockholders and their permitted successors and any permitted assigns.

         7. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. In addition to any other legal or equitable remedies to which USXX would be entitled, in the event of a breach or a threatened breach of this Agreement by any Stockholder, USXX shall have the right to obtain equitable relief, including (but not limited to) an injunction or order of specific performance of the terms hereof from a court of competent jurisdiction.

         8. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

         10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         11. Term. This Agreement shall terminate automatically, at the conclusion of the


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                  Election Deadline or such other expiration or termination of the Merger Agreement in accordance with its terms, and thereafter this Agreement shall be of no further force or effect and there shall be no liability on the part of any party with respect thereto except nothing herein will relieve any party from liability for any prior breach hereof.

         12. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning given to them in the Merger Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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        IN WITNESS WHEREOF, the undersigned have executed this Agreement, on the day and year first above written.

                                      U.S. TECHNOLOGIES INC.


                                      By: /s/ C. Gregory Earls
                                         --------------------------------------
                                      Name:  C. Gregory Earls
                                      Title: Co-Chairman and Co-Chief Executive
                                             Officer


                                      /s/ Christopher J. Weiler
                                      -----------------------------------------
                                      Christopher J. Weiler


                                      /s/ Allan Outlaw
                                      -----------------------------------------
                                      Allan Outlaw


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                                   SCHEDULE A

Stockholder                     Number of Shares           Number of Options
-----------                     ----------------           -----------------
Christopher J. Weiler              362,000                       79,225

Allan Outlaw                       209,000                      157,800


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